OPTION AGREEMENT

THIS AGREEMENT is dated for reference the 15th day of March, 2004

BETWEEN:

David Miller

131 Davis Lane

Riverton, Wyoming 82501

(the "Optionor")

OF THE FIRST PART

AND:

Strathmore Minerals Corp.

810 – 1708 Dolphin Ave

Kelowna, BC V1Y 9S4

(the "Company")

OF THE SECOND PART

WHEREAS the Optionor has negotiated the right to acquire, free and clear of all liens, royalties and encumbrances (except as noted on Exhibit 2), the 100% right, title and interest in and to the Roco Honda and the Ram mineral claims and certain assets consisting of maps, data and information relating to the claims (the “assets”) as hereinafter described in consideration of the payment of US$150,000 (the “Cash Payment”) to Rio Algom Mining LLC (“RIO ALGOM”) the current owner of the said claims and assets;

AND WHEREAS the Company is desirous of acquiring an undivided 100% right, title and interest in the Roco Honda and Ram mineral claims and the assets on the terms and conditions contained in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.

DEFINITIONS

1.01

In this Agreement:

(a)

"Approval Date" means the date upon which this Agreement is approved by the TSX Venture Exchange (the "Exchange"), as contemplated by paragraph 10;

(b)

"Exploration and Development" means any and all activities comprising or undertaken in connection with the exploration and development of the Property, the construction of a mine and mining facilities on or in proximity to the Property and placing the Property into commercial production;

(c)

"Property" means and includes the mining claims of RIO ALGOM more particularly described in Exhibit 1 attached hereto and forming part hereof and the assets consisting of all maps, logs, data and information relating to the claims and obtained from Rio Algom.

2.

ACQUISITION OF INTEREST

2.01

The Optionor hereby grants to the Company the exclusive right and option to acquire an undivided 100% right, title and interest in and to the Property for total consideration of the Cash Payment and the issuance to the Optionor of a total of 300,000 common shares of the Company to be made as follows:

(a)

within 10 business days of the Approval Date, the issuance to the Optionor of 150,000 common shares of the Company; and

(b)

on or before one year from the Approval Date, the issuance to the Optionor of 150,000 common shares of the Company.

3.

NO ROYALTY

3.01

To the best of the Optionor’s knowledge, the Property is not subject to any royalties except as noted on Exhibit 2 attached hereto.

4.

TRANSFER OF TITLE

4.01

The Company shall be entitled to register the Property in the name of its wholly owned US subsidiary, Strathmore Minerals (US) Ltd. and enter into an agreement directly with RIO ALGOM to complete the acquisition of the Property and shall pay the Cash Payment directly to RIO ALGOM.

4.02

The Optionor shall have the right to record this Agreement against title to the Property and in the event that the payments pursuant to paragraph 2 are not made, the Company shall deliver to the Optionor duly executed Transfers for the transfer to the Optionor of the interest in and to the Property.

5.

RIGHT OF ENTRY

5.01

During the currency of this Agreement the Company, its servants, agents and workmen and any persons duly authorized by the Company, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as the Company in its sole discretion may deem advisable for the purpose of incurring Property Expenditures as contemplated by article 2, and shall have the right to remove and ship therefrom ores, minerals, metals, or other products recovered in any manner therefrom for testing or sampling purposes only.

5.02

The Company shall be provided access to all maps, reports, assay results and other technical data in the possession or under the control of the Optionor with respect to the Property and shall be entitled to take copies thereof.

6.

COVENANTS OF THE COMPANY

6.01

The Company covenants and agrees with the Optionor that during the term of this Agreement:

(a)

it shall record or cause to be recorded as assessment work all work conducted on the Property pursuant hereto and shall maintain the Property in good standing at all times during the currency of this Agreement;

(b)

it shall keep the Property clear of liens, encumbrances and other charges and shall keep the Optionor indemnified in respect thereof;

(c)

it shall carry on all operations on the Property in a good and workmanlike manner and in compliance with all applicable governmental regulations and restrictions including but not limited to the posting of any reclamation bonds as may be required by any governmental regulations or regulatory authorities;

(d)

it shall pay or cause to be paid any rates, taxes, duties, royalties, Workers' Compensation or other assessments or fees levied with respect to the Property or the Company's operations thereon;

(e)

it shall maintain books of account in respect of its expenditures and operations on the Property and, upon reasonable notice, shall make such books available for inspection by representatives of the Optionor;

(f)

it shall allow any duly authorized agent or representative of the Optionor to inspect the Property at reasonable times and intervals and upon reasonable notice given to the Company, PROVIDED HOWEVER that it is agreed and understood that any such agent or representative shall be at his own risk in respect of, and the Company shall not be liable for, any injury incurred while on the Property, howsoever caused;

(g)

it shall allow the Optionor access at reasonable times to all maps, reports, sample results and other technical data prepared or obtained by the Company in connection with its operations on the Property and shall report semi-annually to the Optionor the results of its operations on the Property, and within seven days of the receipt by the Company of interim field reports;

6.02

The Company shall pay the annual assessment fees. In the event that the Company does not make these payments, the Optionor may pay the annual assessment fees to keep the Property in good standing and in the event that the Company does not reimburse the Optionor within 45 days of written notice of the payment, the Company shall reconvey the Property to the Optionor.

4

7.

REPRESENTATIONS AND WARRANTIES

7.01

The Optionor hereby represents and warrants that:

(a)

the Optionor has negotiated the right to acquire the Property and has the right to enter into this Agreement to assign its right to acquire an undivided 100% interest (all of the Optionor’s rights) in the Property absolutely in accordance with the terms of this Agreement;

(b)

to the best of the Optionor’s knowledge, the mineral claims comprising the Property are in good standing and are free and clear of any liens, charges or encumbrances of any nature or kind whatsoever, except existing royalty and future BLM payments;

(c)

the Optionor has not done anything whereby the mineral claims comprising the Property may be in any way encumbered.

7.02

The Company hereby represents and warrants that:

(a)

it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with the charter documents of the Company or any contract or other commitment to which the Company is party; and

(b)

the execution of this Agreement and the performance of its terms have been duly authorized by all necessary corporate actions including the resolution of the Board of Directors of the Company.

8.

CONFIDENTIALITY OF INFORMATION

8.01

The Optionor shall treat all data, reports, records and other information of any nature whatsoever relating to this Agreement and the Property as confidential.

8.02

The Optionor shall deliver and turn over to the Company all of the assets obtained from Rio Algom including copies of all maps, reports, sample results, contracts and other data and documentation in the possession of the Optionor or its agents, employees or independent contractors, at any time upon 30 days written notice and Optionor shall provide the Company with such information as may be necessary to preserve and catalogue all such data. The Company shall first pay all costs of storage, preservation and cataloguing of the data.

9.

TERMINATION

9.01

This Agreement shall terminate upon either of the following events:

(a)

upon the failure of the Company to make a payment to the Optionor or share issuance required by and within the time limit prescribed by paragraph 2;

5

(b)

in the event that the Company, not being at the time in default under any provision of this Agreement, gives 30 days' written notice to the Optionor of the termination of this Agreement;

9.02

Upon termination of this Agreement under paragraph 9.01(a), the Company shall:

(a)

have completed and delivered to the Optionor in a form satisfactory for filing, sufficient assessment work on the Property to maintain the Property in good standing for a period of at least one year from the date of termination;

(b)

transfer title to the Property to the Optionor free and clear of all liens, charges and encumbrances;

(c)

turn over to the Optionor copies of all maps, reports, sample results, contracts and other data and documentation in the possession of the Company or, to the extent within the Company's control, in the possession of its agents, employees or independent contractors, in connection with its operations on the Property; and

(d)

ensure that the Property is in a safe condition and complies with all environmental and safety standards imposed by any duly authorized regulatory authority.

9.03

Upon the termination of this Agreement under paragraph 9, the Company shall cease to be liable to the Optionor in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed, and the obligations specified in paragraphs 9.02.

9.04

Upon termination of this Agreement under paragraph 9.02, the Company shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

9.05

In the event that the Company is unable to obtain Exchange approval to this Agreement as required by paragraph 10, the Optionor shall have the exclusive right and option to repurchase the Property by repaying to the Company the Cash Payment out of the proceeds of any monies received by the Optionor on any subsequent sale of all or a portion of the Property and the provisions of paragraph 9.02 shall not apply until the payment is completed.

10.

REGULATORY APPROVAL

10.01

The issuance of the shares to the Optionor under this agreement is subject to the prior approval of the Exchange. The parties shall use their best efforts to obtain such approval as soon as reasonably possible and in any event within 60 days of the execution of this agreement.

11.

NOTICES

11.01

Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or mailed postage prepaid or if given by telegram, telex or telecopier, addressed as follows:

In the case of the Optionor:

131 Davis Lane

Riverton, Wyoming 82501

In the case of the Company:

810 – 1708 Dolphin Ave

Kelowna, BC V1Y 9S4

Fax: 250-868-8493

and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if telegraphed, telexed or telecopied, on the same day as the telegraphing, telexing or telecopying thereof

12.

GENERAL TERMS AND CONDITIONS

12.01

The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

12.02

This Agreement shall constitute the entire agreement between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto

12.03

Time shall be of the essence of this Agreement.

12.04

The titles to the sections in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

12.05

All currency references contained in this Agreement shall be deemed to be references to Canadian funds.

12.06

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.07

The Exhibits to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Defined terms contained in this Agreement shall have the same meanings where used in the Exhibits.

7

12.08

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

12.09

This agreement may be signed by the parties in as many counterparts as may be necessary and by facsimile, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth below.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

SIGNED, SEALED and DELIVERED in the presence of:

Name

David Miller

Address

STRATHMORE MINERALS CORP.

By its Authorized Signatory: